EXHIBIT 99.1

CHENIERE ENERGY PARTNERS, L.P. NEWS RELEASE
Cheniere Partners Reports Fourth Quarter and Full Year 2025 Results and Introduces Full Year 2026 Distribution Guidance
HOUSTON--(BUSINESS WIRE)-- Cheniere Energy Partners, L.P. (“Cheniere Partners”) (NYSE: CQP) today announced its financial results for fourth quarter and full year 2025.
HIGHLIGHTS
•During the three and twelve months ended December 31, 2025, Cheniere Partners generated revenues of $2.9 billion and $10.8 billion, net income of $1.3 billion and $3.0 billion, and Adjusted EBITDA1 of $1.0 billion and $3.7 billion, respectively.
•With respect to the fourth quarter of 2025, Cheniere Partners declared a cash distribution of $0.830 per common unit to unitholders of record as of February 9, 2026, comprised of a base amount equal to $0.775 and a variable amount equal to $0.055. The common unit distribution and the related general partner distribution were paid on February 13, 2026. For full year 2025, Cheniere Partners paid total cash distributions of $3.300 per common unit, comprised of a base amount equal to $3.100 and a variable amount equal to $0.200.
•Introducing full year 2026 distribution guidance of $3.10 - $3.40 per common unit, maintaining a base distribution of $3.10 per common unit.
•In February 2026, Cheniere Partners celebrated the 10th anniversary of its first cargo of LNG, which was exported on February 24, 2016, with over 3,270 cargoes exported to-date.
•In November 2025, S&P Global Ratings upgraded its issuer credit rating of Cheniere Partners from BBB to BBB+ with a stable outlook.

2026 FULL YEAR DISTRIBUTION GUIDANCE

2026
Distribution per Unit	$3.10	-	$3.40

SUMMARY AND REVIEW OF FINANCIAL RESULTS

(in millions, except LNG data)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenues	$2,910	$2,460	18%	$10,758	$8,704	24%
Net income	$1,287	$623	107%	$2,987	$2,510	19%
Adjusted EBITDA[1]	$1,014	$890	14%	$3,663	$3,574	2%
LNG exported:
Number of cargoes	114	110	4%	428	431	(1)%
Volumes (TBtu)	416	399	4%	1,548	1,567	(1)%
LNG volumes loaded (TBtu)	416	401	4%	1,546	1,567	(1)%
Net Income increased approximately $664 million and $477 million during the three and twelve months ended December 31, 2025, respectively, as compared to the corresponding 2024 periods. The increases were primarily attributable to approximately $535 million and $344 million of favorable variances related to changes in fair value of
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1 Non-GAAP financial measure. See “Reconciliation of Non-GAAP Measures” for further details.

our derivative instruments, including those impacts related to our long-term Integrated Production Marketing agreements, for the three and twelve months ended December 31, 2025, respectively.
Adjusted EBITDA1 increased by approximately $124 million and $89 million during the three and twelve months ended December 31, 2025, respectively. The increases for the three and twelve months ended December 31, 2025 were driven by higher total margins per MMBtu of liquefied natural gas (“LNG”) delivered during both periods as compared to the corresponding 2024 periods.
During the three and twelve months ended December 31, 2025, we recognized in income 416 and 1,546 TBtu, respectively, of LNG loaded from the SPL Project (defined below).
Capital Resources
The table below provides a summary of our available liquidity (in millions) as of December 31, 2025:

December 31, 2025
Cash and cash equivalents	$182
Restricted cash and cash equivalents	19
Available commitments under our credit facilities:
Sabine Pass Liquefaction, LLC (“SPL”) Revolving Credit Facility	824
Cheniere Partners Revolving Credit Facility	1,000
Total available commitments under our credit facilities	1,824

Total available liquidity	$2,025
Recent Key Financial Transactions and Updates
In December 2025, SPL redeemed $300 million aggregate principal amount outstanding of its 5.875% Senior Secured Notes due 2026 (the “2026 SPL Senior Notes”), and in February 2026, SPL redeemed the remaining $200 million aggregate principal amount of its 2026 SPL Senior Notes.
SABINE PASS OVERVIEW
We own natural gas liquefaction facilities with total production capacity of over 30 mtpa of LNG at the Sabine Pass LNG terminal in Cameron Parish, Louisiana (the “SPL Project”).
As of February 20, 2026, over 3,270 cumulative LNG cargoes totaling over 225 million tonnes of LNG have been produced, loaded, and exported from the SPL Project.
SPL Expansion Project
We are developing an expansion adjacent to the SPL Project with an expected total peak production capacity of up to approximately 20 mtpa of LNG (the “SPL Expansion Project”), inclusive of estimated debottlenecking opportunities and supporting infrastructure. We expect to execute the SPL Expansion Project in a phased approach, and a positive Final Investment Decision (“FID”) is subject to, among other things, receipt of necessary regulatory approvals and acceptable commercial and financing arrangements. The Federal Energy Regulatory Commission (FERC) application for authorization to site, construct and operate the SPL Expansion Project, as well as the Department of Energy (DOE) application authorizing the export of LNG to non-free trade agreement countries, remain pending.
DISTRIBUTIONS TO UNITHOLDERS
In January 2026, we declared a cash distribution of $0.830 per common unit to unitholders of record as of February 9, 2026, comprised of a base amount equal to $0.775 ($3.10 annualized) and a variable amount equal to $0.055, which takes into consideration, among other things, amounts reserved for annual debt repayment and capital allocation goals, anticipated capital expenditures to be funded with cash, and cash reserves to provide for the proper conduct of the business. The common unit distribution and the related general partner distribution were paid on February 13, 2026.

INVESTOR CONFERENCE CALL AND WEBCAST
Cheniere Energy, Inc. (NYSE: LNG) will host a conference call to discuss its financial and operating results for the fourth quarter and full year 2025 on Thursday, February 26, 2026, at 11 a.m. Eastern time / 10 a.m. Central time. A listen-only webcast of the call and an accompanying slide presentation may be accessed through our website at www.cheniere.com. Following the call, an archived recording will be made available on our website. The call and accompanying slide presentation will include financial and operating results or other information regarding Cheniere Partners.

About Cheniere Partners
Cheniere Partners owns the Sabine Pass LNG terminal located in Cameron Parish, Louisiana, which has natural gas liquefaction facilities with a total production capacity of over 30 mtpa of LNG, inclusive of debottlenecking opportunities. The Sabine Pass LNG terminal also has operational regasification facilities that include five LNG storage tanks, vaporizers, and three marine berths. Cheniere Partners also owns the Creole Trail Pipeline, which interconnects the Sabine Pass LNG terminal with a number of large interstate and intrastate pipelines.

For additional information, please refer to the Cheniere Partners website at www.cheniere.com and Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with U.S. GAAP, the accompanying news release contains a non-GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure that is used to facilitate comparisons of operating performance across periods. This non-GAAP measure should be viewed as a supplement to and not a substitute for our U.S. GAAP measures of performance and the financial results calculated in accordance with U.S. GAAP, and the reconciliation from these results should be carefully evaluated.

Non-GAAP measures have limitations as an analytical tool and should not be considered in isolation or in lieu of an analysis of our results as reported under GAAP and should be evaluated only on a supplementary basis.

Forward-Looking Statements
This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere Partners’ financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding Cheniere Partners’ anticipated quarterly distributions and ability to make quarterly distributions at the base amount or any amount, (iii) statements regarding regulatory authorization and approval expectations, (iv) statements expressing beliefs and expectations regarding the development of Cheniere Partners’ LNG terminal and liquefaction business, (v) statements regarding the business operations and prospects of third-parties, (vi) statements regarding potential financing arrangements, (vii) statements regarding future discussions and entry into contracts, and (viii) statements relating to our goals, commitments and strategies in relation to environmental matters. Although Cheniere Partners believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere Partners’ actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere Partners’ periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere Partners does not assume a duty to update these forward-looking statements.

 (Financial Tables Follow)

Cheniere Energy Partners, L.P.
Consolidated Statements of Operations
(in millions, except per unit data)(1)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
Revenues
LNG revenues	$2,239	$1,897	$8,200	$6,550
LNG revenues—affiliate	620	513	2,358	1,954
Regasification revenues	34	33	136	135
Other revenues	17	17	64	65
Total revenues	2,910	2,460	10,758	8,704

Operating costs and expenses
Cost of sales (excluding operating and maintenance expense and depreciation and amortization expense shown separately below)	968	1,172	5,145	3,570
Cost of sales—affiliate	—	—	—	4
Operating and maintenance expense	221	214	904	824
Operating and maintenance expense—affiliate	51	49	177	172
Operating and maintenance expense—related party	—	14	28	58
General and administrative expense	3	2	12	10
General and administrative expense—affiliate	23	22	93	90
Depreciation and amortization expense	173	171	688	680
Other operating costs and expenses	2	4	4	14
Other operating costs and expenses—affiliate	—	—	1	2
Total operating costs and expenses	1,441	1,648	7,052	5,424

Income from operations	1,469	812	3,706	3,280

Other income (expense)
Interest expense, net of capitalized interest	(186)	(197)	(753)	(800)
Loss on modification or extinguishment of debt	(1)	—	(8)	(3)
Interest and dividend income	4	8	18	33
Other income—affiliate	1	—	24	—
Total other expense	(182)	(189)	(719)	(770)

Net income	$1,287	$623	$2,987	$2,510

Basic and diluted net income per common unit(1)	$2.38	$1.05	$5.17	$4.25

Weighted average basic and diluted number of common units outstanding	484.0	484.0	484.0	484.0

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Cheniere Energy Partners, L.P.
Consolidated Balance Sheets
(in millions, except unit data) (1)

	December 31,
	2025	2024
ASSETS
Current assets
Cash and cash equivalents	$182	$270
Restricted cash and cash equivalents	19	109
Trade and other receivables, net of current expected credit losses	511	380
Trade and other receivables—affiliate	238	164
Trade receivables, net of current expected credit losses—related party	—	1
Advances to affiliates	145	101
Inventory	180	151
Current derivative assets	—	84
Prepaid expenses	42	42
Other current assets, net	21	23
Total current assets	1,338	1,325

Property, plant and equipment, net of accumulated depreciation	15,259	15,760
Operating lease assets	76	79
Derivative assets	541	98
Other non-current assets, net	223	191
Total assets	$17,437	$17,453

LIABILITIES AND PARTNERS’ EQUITY (DEFICIT)
Current liabilities
Accounts payable	$53	$62
Accrued liabilities	990	838
Accrued liabilities—related party	—	5
Current debt, net of unamortized discount and debt issuance costs	306	351
Due to affiliates	57	63
Deferred revenue	119	120
Deferred revenue—affiliate	4	3
Current derivative liabilities	164	250
Other current liabilities	15	20
Total current liabilities	1,708	1,712

Long-term debt, net of unamortized discount and debt issuance costs	14,161	14,761
Derivative liabilities	900	1,213
Other non-current liabilities	231	252
Other non-current liabilities—affiliate	23	24
Total liabilities	17,023	17,962

Commitments and contingencies

Partners’ equity (deficit)
Common unitholders’ interest (484.0 million units issued and outstanding at both December 31, 2025 and 2024)	3,156	1,821
General partner’s interest (2% interest with 10.0 million units issued and outstanding at both December 31, 2025 and 2024)	(2,742)	(2,330)
Total partners’ equity (deficit)	414	(509)
Total liabilities and partners’ equity (deficit)	$17,437	$17,453

(1)Please refer to the Cheniere Energy Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Securities and Exchange Commission.

Reconciliation of Non-GAAP Measures
Regulation G Reconciliations
Adjusted EBITDA
The following table reconciles our Adjusted EBITDA to U.S. GAAP results for the three and twelve months ended December 31, 2025 and 2024 (in millions):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Net income	$1,287	$623	$2,987	$2,510
Interest expense, net of capitalized interest	186	197	753	800
Loss on modification or extinguishment of debt	1	—	8	3
Interest and dividend income	(4)	(8)	(18)	(33)
Other income—affiliate	(1)	—	(24)	—
Income from operations	$1,469	$812	$3,706	$3,280
Adjustments to reconcile income from operations to Adjusted EBITDA:
Depreciation and amortization expense	173	171	688	680
Loss (gain) from changes in fair value of commodity derivatives, net (1)	(629)	(95)	(732)	(388)
Other	1	2	1	2
Adjusted EBITDA	$1,014	$890	$3,663	$3,574

(1) Change in fair value of commodity derivatives prior to contractual delivery or termination
Adjusted EBITDA is commonly used as a supplemental financial measure by our management and external users of our Consolidated Financial Statements to assess the financial performance of our assets without regard to financing methods, capital structures, or historical cost basis. Adjusted EBITDA is not intended to represent cash flows from operations or net income as defined by U.S. GAAP and is not necessarily comparable to similarly titled measures reported by other companies.
We believe Adjusted EBITDA provides relevant and useful information to management, investors and other users of our financial information in evaluating the effectiveness of our operating performance in a manner that is consistent with management’s evaluation of financial and operating performance.
Adjusted EBITDA is calculated by taking net income before interest expense, net of capitalized interest, depreciation and amortization, and adjusting for the effects of certain non-cash items, other non-operating income or expense items and other items not otherwise predictive or indicative of ongoing operating performance, including the effects of modification or extinguishment of debt, impairment expense, gain or loss on disposal of assets, and changes in the fair value of our commodity derivatives prior to contractual delivery or termination. The change in fair value of commodity derivatives is considered in determining Adjusted EBITDA given that the timing of recognizing gains and losses on these derivative contracts differs from the recognition of the related item economically hedged. We believe the exclusion of these items enables investors and other users of our financial information to assess our sequential and year-over-year performance and operating trends on a more comparable basis and is consistent with management’s own evaluation of performance.

Contacts
Cheniere Partners

Investors
Randy Bhatia	713-375-5479
Frances Smith	713-375-5753

Media Relations
Randy Bhatia	713-375-5479
Bernardo Fallas	713-375-5593